      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                              LIBERTY DIGITAL, INC.
               (Exact name of registrant as specified in charter)

           DELAWARE                                              84-1380293
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                          12312 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064
                                 (310) 979-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

          DEFERRED COMPENSATION AND STOCK APPRECIATION RIGHTS AGREEMENT
                              WITH BRUCE W. RAVENEL

                        (Full Title of Plan Rights Plan)

                                   LEE MASTERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          12312 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064
                                 (310) 979-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                             Leslie A. Nichols, Esq.
                             Sherman & Howard L.L.C.
                       633 Seventeenth Street, Suite 3000
                                Denver, CO 80202
                                 (303) 297-2900

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
   TITLE OF EACH CLASS OF       AMOUNT TO BE       PROPOSED MAXIMUM           PROPOSED MAXIMUM             AMOUNT OF
 SECURITIES TO BE REGISTERED     REGISTERED    OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
-----------------------------   ------------   -----------------------   ---------------------------   ----------------
Series A Common Stock,
   $0.01 par value                381,696            $34.78125                $13,275,864.00                $3505.00
=======================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices of the Registrant's Series A Common Stock, as reported on the Nasdaq National Market on June 27, 2000.

                                 ---------------

Exhibit Index can be found on page 3.

                      REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement on Form S-8 is filed by Liberty Digital, Inc. (the "Company") pursuant to General Instruction E to Form S-8 to register 381,696 additional shares of the Company's Series A common stock, $.01 par value for issuance pursuant to the Deferred Compensation and Stock Appreciation Rights Agreement with Bruce W. Ravenel (the "Plan"). The contents of the original Registration Statement on Form S-8 filed in connection with the Plan (Registration No. 333-30310, filed on February 14, 2000) are incorporated herein by reference.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 29, 2000.

                                        LIBERTY DIGITAL, INC.

                                        By: /s/ LEE MASTERS
                                           ----------------------------------
                                           Lee Masters
                                           President and Chief Executive Officer

              In accordance with the requirements of the Securities Act of 1933, this Form S-8 registration statement was signed by the following persons in the capacities and on the dates stated. Each of the following persons hereby appoints David B. Koff and Robert R. Bennett, with full power of substitution, as his true and lawful attorney-in-fact to sign in his name and on his behalf all amendments to this registration statement (including post-effective amendments) and ratifies and confirms all that said attorney-in-fact may do pursuant to this Power of Attorney.

         Signatures                        Title                            Date
         ----------                        -----                            ----

/s/ LEE MASTERS                     President and Chief Executive      June 29, 2000
---------------------------         Officer
Lee Masters                         (Principal Executive Officer)

/s/ ROBERT R. BENNETT               Chairman of the Board              June 29, 2000
---------------------------
Robert R. Bennett

/s/ GARY S. HOWARD                  Director                           June 29, 2000
---------------------------
Gary S. Howard

/s/ DAVID B. KOFF                   Director                           June 29, 2000
---------------------------
David B. Koff

/s/ PETER M. KERN                   Director                           June 29, 2000
---------------------------
Peter M. Kern

/s/ J. DAVID WARGO                  Director                           June 29, 2000
---------------------------
J. David Wargo

/s/ MARK D. ROZELLS                 Executive Vice President and       June 29, 2000
---------------------------         Chief Financial Officer
Mark D. Rozells                     (Principal Accounting Officer,
                                    Principal Financial Officer)

                                  EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION
-----------                 -----------

    5 Opinion of Sherman & Howard L.L.C. as to the legality of the securities being registered.

   23.1         Consent of KPMG LLP

   23.2         Consent of Sherman & Howard L.L.C. (See Exhibit 5)

   24 Power of Attorney is included on the signature pages of the registration statement.



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